                                                                   EXHIBIT 10.1



                           [SOMANETICS LETTERHEAD]


June 18, 1996


Rauscher Pierce & Clark, Inc.
c/o Rauscher Pierce & Clark Limited
56 Green Street
London, W1Y 3RH

Rauscher Pierce & Clark Limited
56 Green Street
London, W1Y 3RH

Gentlemen:

     You have entered into a letter agreement, dated April 2, 1996 (the "Agreement"), with Somanetics Corporation (the "Company"). You and the Company desire to amend and restate paragraph (d) of the Agreement. Therefore, you and the Company agree that paragraph (d) of the Agreement is amended and restated to read as follows:

      "(d) Until the Company's 1998 Annual Meeting of Shareholders, the Company will provide to the person designated by the Placement Agent by written notice to the Company (the "Representative") the same notice of meetings of the Company's Board of Directors that the Company provides to the members of its Board of Directors. Until the Company's 1998 Annual Meeting of Shareholders, the Representative shall have the right to attend meetings of the Company's Board of Directors and to participate in discussions at such meetings, and the Representative shall be subject to the same duties (i) not to disclose material, non-public information concerning the Company and (ii) not to trade in any securities of the Company, directly or indirectly, while in possession of material, non-public information concerning the Company, as apply to directors of the Company."

     You and the Company agree that the foregoing paragraph (d) amends and replaces paragraph (d) of the Agreement, paragraph (d) of the letter agreement dated as of July 14, 1995, between the Company and you, and paragraph (d) of the letter agreement dated as of August 2, 1994, between the Company and Rauscher Pierce & Clark Limited, which are no longer of any force and no longer have any effect. In addition, you and the Company agree that Rauscher Pierce and Clark Limited waives any rights it may have with respect to directors of the Company pursuant to Section 3(e) of the Purchase Agreements, dated on or about August 2, 1994, between the Company and various purchasers in connection with the Company's offering of up to 6,250,000 of its common shares in reliance upon the exemption from the registration requirements of the Securities Act of 1933 pursuant to Regulation S under that act.



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
Rauscher Pierce & Clark, Inc.
June 18, 1996
page two



     If the foregoing correctly sets forth our understanding, please so indicate by signing and returning to us the enclosed copy of this letter.

Very truly yours,

SOMANETIC CORPORATION

By: Raymond W. Gunn
   -----------------------
     Its:  EVP & CFO                           AGREED TO AND ACCEPTED THIS
          ----------------                            DAY OF June, 1996
                                               ------       -------

                                               RAUSCHER PIERCE & CLARK, INC.

                                               By:
                                                  ------------------------
                                                      Its: Vice President
                                                          ----------------
                                               AND

                                               RAUSCHER PIERCE & CLARK LIMITED

                                               By:
                                                  ------------------------

                                                      Its: Director
                                                          ----------------









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